                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger Agreement") is made as of March 28, 2000 by and between Speed Release Lock Company, a Texas corporation (hereinafter called "Speed Release-Texas") and Speed Release Lock Company, a Delaware corporation (hereinafter called the "Company" or "Surviving Company").

                              W I T N E S S E T H:

         WHEREAS, Speed Release-Texas and the Company desire to adopt a plan of reorganization resulting in a tax free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and

         WHEREAS, the respective Boards of Directors of Speed Release-Texas and the Company deem it advisable and in the best interest of said persons that Speed Release-Texas merge with and into the Company pursuant to the provisions of this Merger Agreement;

         NOW, THEREFORE, the parties do hereby adopt and make themselves respectively parties to the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Speed Release-Texas shall merge with and into the Company in accordance with the following terms, conditions and other provisions.

         (1) MERGER. Speed Release-Texas shall be merged (the "Merger") with and into the Company, and the Company shall survive the Merger and shall be the Surviving Company, effective at the later of the date and time when this Merger Agreement is made effective under the law of the State of Delaware or the State of Texas (the "Effective Time").

         (2) ARTICLES OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of the Company, as amended and in effect on the Effective Time, shall continue to be the Certificate of Incorporation of the Surviving Company, without change or amendment until further amended in accordance with the provisions thereof and applicable law. The By-laws of the Company, as amended and in effect on the Effective Time, shall continue to be the By-laws of the Surviving Company, without change or amendment until further amended in accordance with the provisions thereof and applicable law.

         (3) DIRECTORS AND OFFICERS. From and after the Effective Time, the Board of Directors of the Surviving Company shall consist of those persons who, immediately prior to the Effective Time, were directors of the Company, and they shall hold office until the next annual meeting of stockholders of the Company, unless sooner removed, disqualified or deceased, and until such time as their successors have been elected and qualified. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall hold the offices in the Surviving Company which they then held in the Company, until such time as their respective successors have been elected or appointed and qualified, unless sooner removed, disqualified or deceased.


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

         (4) SUCCESSION. At the Effective Time, the Company shall succeed to Speed Release-Texas in the manner of and as more fully set forth in Sections 252 and 259 of the General Corporation Law of the State of Delaware. The Surviving Company will be obligated to make payment of the fair value of any shares held by a shareholder of Speed Release-Texas who has complied with the requirements of Article 5.12 of the Texas Business Corporation Act.

         (5) CONVERSION OF COMMON STOCK.

             (a) Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of the issued and outstanding common stock, $0.01 par value per share, of Speed Release-Texas ("Speed Release-Texas Common Stock") shall be converted into and exchanged for 360 fully paid and nonassessable shares of the common stock, $0.001 par value per share, of the Company ("Company Common Stock"). Each certificate representing shares of Speed Release-Texas Common Stock immediately prior to the Effective Time shall thereafter not evidence any interest in Speed Release-Texas but, until surrendered as provided for in paragraph (b) of this Section, subject to the provisions of paragraph (c) of this Section, shall evidence ownership of the number of shares of Company Common Stock into which the shares of Speed Release-Texas Common Stock theretofore represented thereby shall have been converted in the Merger.

             (b) After the Effective Time, each former holder of shares of Speed Release-Texas Common Stock which have been converted into shares of Company Common Stock in the Merger, upon surrender in proper form to the Surviving Company for cancellation of the certificate or certificates that prior to the Effective Time represented such holder's shares of Speed Release-Texas Common Stock, shall be entitled to receive one or more certificates representing the shares of Company Common Stock into which the shares of Speed Release-Texas Common Stock previously represented by the surrendered certificate or certificates shall have been so converted.

             (c) After the Effective Time, no former holder of shares of Speed Release-Texas Common Stock shall be entitled to receive any dividend or other distribution payable to holders of shares of Company Common Stock until such holder surrenders to the Surviving Company, as provided in paragraph (b) of this Section, the certificate or certificates which prior to the Effective Time represented such holder's shares of Speed Release-Texas Common Stock; provided, however, that upon surrender of such certificate or certificates, there shall be paid to the holder of record of each certificate representing Company Common Stock issued upon such surrender the amount of dividends or other distributions (without interest) which theretofore have become payable and have not been paid with respect to the number of shares of Company Common Stock represented by that certificate.

             (d) Notwithstanding perfection by any former Speed Release-Texas shareholder who dissents from the Merger of his right to receive payment for his shares of Speed Release-Texas Common Stock, pursuant to applicable law, the shares of Speed Release-Texas Common Stock held by such former Speed Release-Texas shareholder immediately prior to the

Effective Time shall be converted in the Merger into shares of Company Common Stock as provided in paragraph (a) of this Section, which, from and after the making by the Company of the required payment therefor, shall be held and disposed of by the Company subject to the requirements of applicable law.

         (6) AMENDMENT AND TERMINATION. This Merger Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after approval hereof by the shareholders of Speed Release-Texas, but after such approval by the shareholders of Speed Release-Texas, no amendments shall be made which materially adversely affect the rights of the shareholders of Speed Release-Texas without further approval of such shareholders. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval hereof by the shareholders of Speed Release-Texas, by mutual consent of the respective Boards of Directors of Speed Release-Texas and the Company.

         (7) FURTHER ASSURANCES. From time to time, as and when required by the Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of Speed Release-Texas such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Speed Release-Texas, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Company are fully authorized in the name and on behalf of Speed Release-Texas or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         (8) CONDITIONS TO THE MERGER. The obligations of the parties under this Merger Agreement shall be subject to: (a) the approval, ratification and confirmation of this Merger Agreement by the affirmative vote of the holders of at least two-thirds in amount of the outstanding Speed Release-Texas Common Stock; and (b) the procurement of all other consents and approvals, and the satisfaction of all other requirements prescribed by law, which are necessary in connection with the Merger.

         (9) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that the laws of the United States of America are applicable.

         IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of Speed Release-Texas and the Board of Directors of the Company, is hereby executed on behalf of each of said persons by the duly authorized persons whose signatures appear below.


                                              SPEED RELEASE LOCK COMPANY
                                              a Delaware corporation


ATTESTED:                                     By: /s/ Steve Bedowitz
                                                 ----------------------------
                                                  Steve Bedowitz, President


By: /s/ Steve Bedowitz
   ---------------------------
Steve Bedowitz, Secretary                     SPEED RELEASE LOCK COMPANY
                                              a Texas corporation



ATTESTED:                                     By: /s/ Steve Bedowitz
                                                 ----------------------------
                                                  Steve Bedowitz, President


By: /s/ Steve Bedowitz
   ---------------------------
Steve Bedowitz, Secretary

               OFFICERS' CERTIFICATE OF SPEED RELEASE LOCK COMPANY
                             A DELAWARE CORPORATION


The undersigned does hereby certify that he is the President and the Secretary of Speed Release Lock Company, a Delaware corporation; that the Agreement and Plan of Merger to which this certificate is attached was approved by that corporation's Board of Directors and that, pursuant to Delaware law, no vote of that corporation's shareholders was required as the corporation has no issued or outstanding stock at the time of the approval of the Agreement and Plan of Merger.

         IN WITNESS WHEREOF, the undersigned declares the statements contained in this certificate to be true of his own knowledge under penalty of perjury and has executed this certificate on March 28, 2000.


                                 /s/ Steve Bedowitz
                                 ----------------------------
                                 Steve Bedowitz

               OFFICERS' CERTIFICATE OF SPEED RELEASE LOCK COMPANY
                               A TEXAS CORPORATION


The undersigned does hereby certify that he is the President and the Secretary of Speed Release Lock Company, a Texas corporation; that the total number of outstanding shares of each class of said corporation entitled to vote on the Merger described in the Agreement and Plan of Merger to which this certificate is attached was 27,778 shares of common stock; and that the principal terms of the Agreement and Plan of Merger were approved by unanimous written consent of all of the shareholders of the corporation as of March 27, 2000.

         IN WITNESS WHEREOF, the undersigned declares the statements contained in this certificate to be true of his own knowledge under penalty of perjury and has executed this certificate on March 28, 2000.


                                 /s/ Steve Bedowitz
                                 --------------------------
                                 Steve Bedowitz

          The ABOVE MERGER AGREEMENT, having been executed on behalf of each party thereto, and having been adopted separately by each party thereto in accordance with the provisions of the Business Corporation Law of the State of Texas and the General Corporation Law of the State of Delaware, the respective Presidents of Speed Release Lock Company and the Surviving Company do now hereby execute the said Merger Agreement and the respective Secretaries of Speed Release Lock Company and the Surviving Company do now hereby attest the said Merger Agreement, as the respective act, deed and agreement of each of said persons on this 28th day of March, 2000.


                                               SPEED RELEASE LOCK COMPANY
                                               a Delaware corporation


ATTESTED:                                      By: /s/ Steve Bedowitz
                                                  ----------------------------
                                                  President


By: /s/ Steve Bedowitz
   --------------------------
Secretary                                      SPEED RELEASE LOCK COMPANY
                                               a Texas corporation



ATTESTED:                                      By: /s/ Steve Bedowitz
                                                  ----------------------------
                                                  President

By: /s/ Steve Bedowitz
   --------------------------
Secretary